Exhibit 5.1

201 North Tryon Street Suite 3000 Charlotte, North Carolina 28202

July 15, 2022

Mustang Bio, Inc.

377 Plantation Street

Worcester, MA 01605

RE: Registration Statement on Form S-8

3,000,000 Shares of Common Stock of Mustang Bio, Inc. to be issued pursuant to the Mustang Bio, Inc. 2016 Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Mustang Bio, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission (“SEC”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the issuance of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from time to time pursuant to the Mustang Bio, Inc. 2016 Incentive Plan, as amended (the “Plan”).  For purposes of clarification, the Shares exclude shares of the Company’s Common Stock previously authorized under the Plan.  This opinion letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement, including the exhibits being filed therewith or incorporated by reference therein.  In addition, we have examined and relied upon the following:

(i)a certificate from an officer of the Company certifying as to (A) true and correct copies of the Amended and Restated Certificate of Incorporation of the Company and Bylaws of the Company, each as in effect the date hereof and as amended to date, (B) the resolutions of the Board of Directors of the Company with respect to the Shares and the Registration Statement, and (C) the proposal adopted by the stockholders of the Company relating to the

McGuireWoods LLP | www.mcguirewoods.com

Atlanta | Austin | Baltimore | Charlotte | Charlottesville | Chicago | Dallas | Houston | Jacksonville | London | Los Angeles - Century City

Los Angeles - Downtown | New York | Norfolk | Pittsburgh | Raleigh | Richmond | San Francisco | Tysons | Washington, D.C.

Mustang Bio, Inc.

July 15, 2022

amendment to the Plan at the Company’s 2022 Annual Meeting of Stockholders; and

(ii)a certificate dated July 15, 2022 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware;

(iii)originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following: (a) to the extent that we have reviewed and relied upon certificates of the Company or authorized representatives thereof and certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters; (b) all documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents; (c) the genuineness of all signatures; and (d) the Registration Statement will be effective under the Securities Act.

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized, and, when issued in accordance with the terms and upon the terms and conditions of the Plan upon receipt of the Company of adequate consideration for the Shares specified therein, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Delaware General Corporation Law (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), as in effect on the date hereof, and we do not express any opinion concerning any other law.

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP